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                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into effective as of the 3rd day of June, 1997, by and between SSE TELECOM, INC. ("Telecom"), a Delaware corporation (as used herein, Telecom and its affiliates and subsidiaries are collectively referred to as the "Company", unless the context requires otherwise or it is otherwise specifically provided) and JAMES D. BLETAS, residing at the address set forth after his signature (the "Executive").

     WHEREAS, the Executive has accepted a position of employment with the Company and the parties wish by this Agreement to provide for the employment of the Executive, upon the terms and conditions and for the compensation as hereafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound the parties hereto agree as follows:

     1. Term. The Executive's employment commenced on March 3, 1997 and subject to the provisions of Section 5 hereof, the Company hereby agrees to employ Executive and the Executive hereby accepts such employment with the Company upon the terms and conditions herein provided.

     2. Duties. The Executive, subject to the direction and control of the Chief Executive Officer and Telecom's Board of Directors, shall devote his full time, attention and energies to the business and affairs of Telecom and promote the interests and welfare of Telecom. The Executive shall also provide services to and for the benefit of the subsidiaries and affiliates of Telecom as such further duties may, from time to time, be specified by the Board of Directors of Telecom. If the Executive is elected or appointed a director or an officer of the Company, the Executive will serve in such capacity or capacities without further compensation; but nothing in this Agreement shall be construed as requiring the election or appointment of the Executive as such director or officer. The Executive agrees to perform his duties in an efficient, trustworthy and business-like manner, consistent with the policies set by the Board of Directors of Telecom who shall have the power to alter or change the general practices of the business as such Board deems necessary to the best interests of the Company. The Executive shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business, without Telecom's written consent; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Executive to participate as an investor in any business venture which is not competitive with the Company's business.

     3. Compensation.

     (a) Compensation Plan. As compensation for the Executive's services under this Agreement, Executive shall be entitled to receive during his employment the base salary, bonuses and fringe benefits in accordance with this Section 3 and in accordance with the compensation plan fixed for each fiscal year of the Company, commencing with the current fiscal year.

     (b) Compensation for Current Fiscal Year. The compensation and fringe benefits for the current fiscal year are as follows:

          (i) Base Salary. For all services rendered by the Executive under this Agreement, the Executive shall be paid an annual base salary. The annual base salary is One Hundred Fifty Thousand Dollars ($150,000) through June 3, 1997 and effective June 8, 1997 the annual base salary shall be one Hundred Sixty Thousand Dollars ($160,000). The annual base salary may be increased from time to time during the term of this Agreement and shall be payable to the Executive by Telecom, or by a subsidiary of Telecom, in accordance with the practice adopted by such company for payment of wages to its employees.

          (ii) Bonuses.  Bonus compensation shall be payable in cash and/or stock options in accordance with a bonus compensation plan, if any, put into effect by the Company for each fiscal year.
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          (iii) Stock Options.  Executive shall, prior to the end of the current fiscal year, be granted stock options under Telecom's 1997 Equity Participation Plan (the "Plan") so that the aggregate of all stock options granted to the Executive as of September 30, 1997 will be for 45,000 shares.

          (iv) Fringe Benefits. The Company has adopted policies in respect to fringe benefits for employees in the nature of health and life insurance, holidays, vacation, sick leave policies and disability. A copy of the Company's present policies in respect to fringe benefits has been delivered by the Company to Executive. The Company may from time to time amend its present policies and adopt other fringe benefits to be generally available to all employees. The Company covenants and agrees that Executive shall be entitled to participate in any such fringe benefit policies adopted by the Company to the same extent that such fringe benefits shall be available to and for the benefit of executive level employees.

     (c) Annual Review. The Company will review the compensation payable by the Company to the Executive not less frequently than once annually, with the purpose of adjusting the Executive's compensation in such manner as the Company shall deem appropriate. Any such adjustment may modify the Executive's base salary, establish provisions for the obtaining of bonus compensation, provide for the granting of stock options and fix the fringe benefits to be made available to Executive. Nothing herein shall be deemed to obligate the Company to adjust the Executive's compensation, the parties hereby acknowledging that, except as otherwise provided in Section 5, this is an at will employment agreement.

     4. Expenses. The Executive may incur reasonable expenses in connection with promoting and operating the Company's business, including expenses for entertainment, travel and similar items. If Executive has complied with the Company policy regarding business expenses, the Company will reimburse the Executive for all such expenses upon the Executive's periodic presentation of an itemized account of such expenditures. However, in no event shall said Executive's business expenses exceed the Company's policy.

     5. Termination of Employment.

     (a) Termination With Cause. The Company may terminate this Agreement without any further compensation to Executive beyond the date of termination for breach of this Agreement, willful or gross misconduct in performance of duties, dishonesty, fraud, theft, embezzlement or any criminal act.

     (b) Termination Without Cause.

          (i) Without cause, the Company may terminate this Agreement at any time upon fifteen (15) days' written notice to Executive. In such event, the Executive, if requested by the Company, shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, for the six (6) month period following the effective date of termination of employment, the Executive shall be entitled to receive, and shall receive, "Continuing Compensation" as hereafter in subsection (iii) defined.

          (ii) Without cause, the Executive may terminate this Agreement upon thirty (30) days written notice to the Company. In such event, Executive shall continue to render his services and shall be paid his regular compensation up to the date of termination. Bonus compensation that has been earned by the Executive through the date of his termination shall be paid to Executive.

          (iii) "Continuing Compensation" means and includes the following: (x) the Executive's base salary as in effect as of the effective date of termination, (y) any bonus compensation that would have been earned by Executive based on the factors or elements of the bonus compensation plan which had been achieved by Executive through the effective date of termination, and (z) the fringe benefits customarily being made available by the Company to Executive for health, life and disability insurance, but excluding the accrual of holidays, vacation and sick leave, and further excluding any participatory contributions by the Company to 401k or stock purchase or similar plans. If the Company is obligated to make payment of any continuing compensation, such payments shall be made during the applicable period at the same time that the Company would make such payments on behalf of its regular employees.

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     (c) Termination Upon Sale of Business.

          (i) If the Executive's employment is terminated by the Company as a condition to the Sale of Business (as defined below), the Executive shall be entitled to receive Continuing Compensation as defined in subsection
     (b)(iii) above for a period of twelve (12) months from the effective date of the termination of the Executive's employment.

          (ii) For purposes of this Section 5(c), "Sale of Business" shall mean the sale of all or substantially all of the assets of the Company as a going concern to a single purchaser or to a group of associated purchasers, the sale of all or substantially all of the outstanding stock of the Company or the sale of all or substantially all of the outstanding stock of SSE Telecom, Inc., or any similar transaction, as a result of which at least eighty percent (80%) voting control the Company becomes vested in persons other than those presently having such voting control. For the foregoing provisions to be applicable, the transaction must be one in which the Board of Directors of SSE Telecom and a majority of its shareholders have voted in favor of the proposed transaction and the transaction must be consummated.

          (iii) In the event of the Sale of Business all outstanding options held by Executive to acquire SSE Telecom stock shall be deemed vested as provided in the Plan.

     (d) Death During Employment. If the Executive dies during the term of employment, the Company shall pay to the estate of the Executive the compensation which would otherwise be payable to the Executive through the end of the month in which his death occurs, including payments for accrued vacation and accrued bonus.

     6. Protective Covenants; Remedies.

     (a) Non-Disclosure of Confidential Information. Executive will not, during the term of this Agreement, or at any time during the five year period thereafter, divulge, furnish or make accessible to anyone other than the Company, the directors and officers of the Company, unless otherwise in the regular course of the business of the Company, any knowledge or information with respect to (i) confidential or secret documents, processes, plans, models, sales data, contracts, financial costs, product prices, devices, business opportunities or any other material relating to the business and activities of Telecom or its subsidiaries or affiliates, or (ii) any other confidential or secret aspect of the business of Telecom or its subsidiaries or affiliates, including without limitation any lists or other information with respect to any clients or customers of Telecom or its subsidiaries or affiliates (the foregoing being hereinafter collectively referred to as the "Confidential Information"). The Executive acknowledges that such Confidential Information is of special and peculiar value to the Company; is the property of the Company, the product of years of experience and trial and error; is not generally known to the Company's competitors; and is regularly used in the operation of the Company's business.

     (b) Non-Competition. The Executive agrees that during the term of this Agreement and for the twelve month period following termination of Executive's employment, and without regard to the reason for such termination, the Executive will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with ownership, management, operation or control of any business, directly in competition with the business conducted by Telecom, its subsidiaries or affiliates, at the time of the termination of this Agreement.

     (c) Suspension of Time. Notwithstanding any provision of this Agreement to the contrary, the time periods for the protective covenants set forth herein shall be suspended during the period of any breach or violation of such protective covenant, and likewise shall be suspended for the time in which there shall be pending in any court of competent jurisdiction, any action or proceeding to enforce such covenant where temporary or injunctive relief has not been granted.

     (d) Acknowledgment Regarding Protective Covenants. The Executive acknowledges and understands that the covenants provided for in this Section 6 are limited to the covenants set forth herein and do not preclude the Executive upon the termination of this Agreement from obtaining gainful employment or utilizing the Executive's general business skills, and that numerous opportunities exist for the Executive to utilize such skills. Although the Executive agrees that the time and area restraints set forth herein are

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reasonable; nevertheless, if for any reason now unforeseen, a court of competent jurisdiction finds that the time and/or area restraints agreed to herein by the parties are unreasonable then the time and/or area restraints agreed to herein shall be reduced to an area and/or duration deemed reasonable by such court. The Executive acknowledges that he has read and understands the terms of this Agreement, that same was specifically negotiated, and that the protective covenants agreed upon herein are necessary for the protection of the Company's business as a result of the business secrets that will be disclosed during the employment.

     (e) Remedies. In addition to any other rights and remedies which are available to the Company, with respect to any breach or violation of the protective covenants set forth herein, it is recognized and agreed that the Company shall be entitled to obtain injunctive relief which would prohibit the Executive from continuing any breach or violation of such protective covenants. The Company may pursue any of the remedies allowed by this Agreement concurrently or consecutively in any order as to any breach or violation of the protective covenants, and the pursuit of any such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue the other of such remedies as to that breach or violation, or as to any other breach or violation of this Agreement. Pursuit of one or more remedies shall not preclude pursuit of any other remedies herein provided or any other remedy that may be available to the Company.

     7. Disputes. In the event of any litigation between the Company and the Executive arising out of this Agreement, and the rights and obligations of the parties hereunder, the prevailing party shall be entitled to seek an award from the court to recover his or its reasonable attorney's fees and court costs. The court shall not award attorney's fees if the court determines that the litigation arose from a bona fide good faith dispute.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be deemed sufficient if in writing, and sent by registered or certified mail to his residence, in the case of the Executive or to its principal office, in the case of the Company.

     9. Waiver of Breach. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

     10. Assignment. Executive acknowledges that said services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     11. Entire Agreement. This Agreement supersedes all previous agreements between the Company and Executive and contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

     12. Applicable Law. The validity, enforceability and interpretation of this Agreement shall be determined and governed by the laws of the State of Delaware. Any action brought pursuant to this Agreement may, however, be brought in the state or federal courts in the State of California.

     13. Number of Agreements. This Agreement may be executed in any number of counterparts, any one of which may be deemed original.

     14. Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable, all other provisions hereof shall nevertheless continue in full force and effect.

     15. Pronouns. The use of any word in any gender shall be deemed to include any other gender and the use of any word in the singular shall be deemed to include the plural where the context requires.

     16. Headings. The section headings used in this Agreement are for convenience only and are not to be controlling with respect to the contents thereof.

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                          COMPANY:
                                          SSE TELECOM, INC.

                                          By:      /s/ DANIEL E. MOORE

                                            ------------------------------------
                                                          Its: CEO

Date: July 25, 1997
                                          EXECUTIVE:

                                          By:      /s/ JAMES D. BLETAS

                                            ------------------------------------
                                                      James D. Bletas

Date: July 25, 1997
                                          Address:

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